                                                                     EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                STERLING FINANCIAL SERVICES OF FLORIDA - I, INC.

                      ARTICLE I - NAME AND MAILING ADDRESS

         The name of this corporation is Sterling Financial Services of Florida - I, Inc., and the mailing address of this corporation is 12408 North Florida Avenue, Tampa, FL 33612.

                              ARTICLE II - DURATION

         This corporation shall have perpetual existence.

                              ARTICLE III - PURPOSE

         This corporation may engage in any activity or business permitted under the laws of the State of Florida.

                           ARTICLE IV - CAPITAL STOCK

         This corporation is authorized to issue Ten Thousand (10,000) shares of common stock, no par value, which shall be designated as "Common Shares."

                 ARTICLE V - INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of this corporation is 12408 North Florida Avenue, Tampa, FL 33612, and the name of the initial registered agent of this corporation at that address is Anthony A. Sutter.


                            ARTICLE VI - INCORPORATOR

         The name and address of the person signing these Articles of Incorporation is:

NAME                                                          ADDRESS

Anthony A. Sutter                                    12408 North Florida Avenue
                                                     Tampa, FL 33612

                          ARTICLE VII - INDEMNIFICATION

         This corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                            ARTICLE VIII - AMENDMENT

         This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment thereto, and any right conferred upon the shareholders is subject to this reservation.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles of Incorporation this 2nd day of January, 1997.

                                                         /s/  Anthony A. Sutter
                                                         ----------------------
                                                              Anthony A. Sutter

                    CERTIFICATE DESIGNATING REGISTERED AGENT
                    AND STREET ADDRESS FOR SERVICE OF PROCESS
                                 WITHIN FLORIDA

         Pursuant to Florida Statutes Section 48.091, STERLING FINANCIAL SERVICES OF FLORIDA - I, INC., desiring to organize a corporation under the laws of the State of Florida, hereby designates Anthony A. Sutter, located at 12408 North Florida Avenue, Tampa, FL 33618, as its registered agent to accept service of process within the State of Florida.


                            ACCEPTANCE OF DESIGNATION

         The undersigned hereby accepts the above designation as registered agent to accept service of process for the above-named corporation, at the place designated above, and agrees to comply with the provisions of Florida Statutes
Section 48.091(2) relative to maintaining an office for the service of process.


                                                           /s/ Anthony A. Sutter
                                                           ---------------------
                                                               Anthony A. Sutter